UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only. The pro forma financial statements were based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•	Inventergy’s financial statements as of and for the three months ended March 31, 2014 and 2013, and as of and for the period beginning January 12, 2012 (date of inception) through March 31, 2014 and the notes relating thereto included elsewhere in this Form 8K; and

•	eOn’s condensed consolidated financial statements as of and for the periods ended July 31, 2012 and 2013 and as of and for the three and nine months ended April 30, 2013 and 2014 and the notes relating thereto included elsewhere in this proxy statement/prospectus.

The pro forma information is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the pro forma events occurred as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information available at the time of the preparation of this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet gives effect to the pro forma events as if they had occurred on March 31, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended April 30, 2014 for eOn and the three months ended March 31, 2014 for Inventergy is presented as if the pro forma events had occurred on the first day of the respective periods. The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the pro forma events, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company. The eOn common stock closing price of $7.08 per share on May 28, 2014, after giving effect of the 2 for 1 reverse stock split that was effective on June 6, 2014, was used to determine the purchase consideration and goodwill. The unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of eOn and Inventergy, as well as the other information contained or incorporated by reference into this Form 8K.

Although eOn and Inventergy have structured the transactions as a merger, the Merger will be treated as a business combination for accounting purposes, and Inventergy is the deemed accounting acquirer and eOn is the deemed accounting acquiree based on a number of factors viewed at the time of the preparation of this proxy statement/prospectus including that the officers of Inventergy will be the principal officers of eOn post-Merger and the former Inventergy stockholders will be the owners of a controlling interest in eOn following the Merger. The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. In addition, the value of the consideration will be determined using ASC 805-40-30. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Following completion of the transactions, final valuations will be performed and management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the transactions. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined company’s future results of operations and financial position. Subsequent to completion of the Merger, goodwill will be assigned to applicable reporting units and reviewed for potential impairment in accordance with ASC 350-20-35 at least annually or more frequently upon occurrence of an event or when circumstances indicate the carrying value is greater than its fair value.

The unaudited pro forma combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of eOn and Inventergy operating as a combined company or for liabilities resulting from integration planning. However, liabilities ultimately may be recorded for costs associated with exiting or transferring activities between the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma combined financial statements, and such costs and liabilities could be material.

The following unaudited pro forma combined financial statements give effect to the proposed business combination of eOn and Inventergy in the Merger. In connection with the Merger, the holders of outstanding shares of Inventergy common stock, Series A Preferred Stock, options and restricted stock awards issued pursuant to the Inventergy Incentive Plan and warrants to purchase Inventergy common stock will exchange such securities for securities of eOn. Under the terms of the Merger, Inventergy will merge with and into Merger Sub, with Inventergy surviving. As a result, Inventergy will become a wholly-owned subsidiary of eOn.

The Merger Agreement provides that each outstanding share of Inventergy common stock will be exchanged for 1.4139 shares of eOn common stock, after giving effect of the 2 for 1 reverse stock split that was effective on June 6, 2014 and subject to adjustment, which we refer to as the Exchange Ratio. The outstanding shares of Inventergy Series A-1 and A-2 Preferred Stock will be exchanged for shares of eOn Series A-1 and A-2 Preferred Stock. All options and warrants to purchase shares of Inventergy common stock will be exchanged for options and warrants to purchase shares of eOn common stock, with the number of issuable shares and the exercise prices adjusted based on the Exchange Ratio.

Concurrently with the closing of the transaction, Merger Sub will merge with and into Inventergy, with Inventergy surviving. In connection with the Merger, Inventergy will become a wholly-owned subsidiary of eOn.

In addition to the Merger, the pro forma combined financial statements also give effect to the proposed Transition Agreement, as if the Transition Agreement is effective immediately before the Merger. The Transition Agreement provides for numerous transactions among eOn and its subsidiaries in connection with, and subject to the completion of, the Merger. See “The Transition Agreement.”

Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements have been prepared using the historical financial statements of Inventergy and eOn. The Merger is reflected in the pro forma combined financial statements using the acquisition method of accounting.

Significant Accounting Policies

The accounting policies for Inventergy are included in the historical financial statements for the three months ended March 31, 2014 and 2013, and for the period from January 12, 2012 (Inception) through March 31, 2014. The accounting policies for eOn are included in the historical consolidated financial statements for the three and nine months ended April 30, 2014 and 2013 and for the years ended July 31, 2013 and 2012, respectively.

Accounting for the Transition Agreement

For purposes of preparing the pro forma combined financial statements, the Transition Agreement was treated as if it occurred before the Merger, and the accounting impact of the Transition Agreement was reflected in the financial statements of eOn before the Merger. For the purpose of preparing the pro forma financial statements, the accounting impact of the Transition Agreement is shown as the net change in assets, liabilities and equity that would result from the Transition Agreement.

Pro Forma Adjustments for Acquisition

As the accounting acquiree, the tangible assets and liabilities of eOn are adjusted to fair value in accordance with FASB ASC Topic 805, Business Combinations. Determination of fair value is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. For purposes of preparing the pro forma combined financial statements, the book value of eOn’s current assets and liabilities, net of the adjustment for the Transition Agreement, is assumed to approximate fair value.

Determination of Purchase Consideration and Goodwill

Although eOn and Inventergy have structured the transactions as a merger, the Merger will be treated as a business combination for accounting purposes, and Inventergy is the deemed accounting acquirer and eOn is the deemed accounting acquiree. The purchase consideration and goodwill has been determined using the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations. The eOn common stock closing price of $7.08 per share on May 28, 2014, after giving effect of the 2 for 1 reverse stock split that was effective on June 6, 2014, was used to determine the purchase consideration and goodwill.

For pro forma purposes, the purchase consideration was determined to be $9,755,796. The amount was calculated by multiplying 1,445,807, the number of eOn common shares outstanding as of March 31, 2014, after giving effect of the 2 for 1 reverse stock split that was effective on June 6, 2014, times the closing price of $7.08 per share on May 28, 2014, less the net book value of eOn common stock of $480,517. Of the purchase consideration, $1,260,000 was allocated to the estimated fair value of acquired contracts, and the remaining balance of $8,495,796 was determined to be goodwill.

Pro Forma Condensed Combined Balance Sheet (Unaudited)

as of March 31, 2014

(amounts in thousands except per share amounts)

	eOn as of 04/30/14 Historical	Transition Agreement Transactions	eOn net of Transition Agreement Transactions	Inventergy as of 03/31/14 Historical	Pro Forma Adjustments	Notes	Combined

ASSETS

Current assets
Cash and cash equivalents	$1,657	$(1,611)	$46	$2,064	$-		$2,110
Restricted Cash	2,750	-	2,750	$3,500	(1,650)	A	4,600
Trade and other accounts receivable, eOn net of allowance of $158	3,775	(3,513)	262	-	-		262
Inventories	4,367	(4,039)	328	-	-		328
Prepaid and other current assets	303	(266)	37	48	-		85
Deferred expenses, current	-	-	-	1,500	-		1,500
Total current assets	12,852	(9,429)	3,423	7,112	(1,650)		8,885

Property and Equipment, net	458	(441)	17	4	-		21
Deferred Expenses	-	-	-	12,401	-		12,401
Patents, net	-	-	-	8,870	-		8,870
Goodwill	-	-	-	-	8,496	B	8,496
Acquired Contracts	-	-	-	-	1,260	C	1,260
Deposits and other assets	-	-	-	41	-		41
Investments	596	(596)	-	-	-		-
Total assets	$13,906	$(10,466)	$3,440	$28,428	$8,106		$39,974

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$2,164	$(2,053)	$111	$410	$-		$521
Borrowings on lines of credit	-	-	-	-	-		-
Current Maturities of notes payable	46	(46)	-	-	-		-
Current Maturities of notes payable - related parties	338	(338)	-	-	-		-
Accrued expenses and other	856	(757)	99	-	-		99
Accrued interest on notes payable	-	-	-	9	-		9
Convertible notes payable, net of discount, current	-	-	-	2,942	-		2,942
Total current liabilities	3,404	(3,194)	210	3,361	-		3,571

Guaranteed payments	-	-	-	13,901	-		13,901
Derivative liabilities	-	-	-	655	-		655
Convertible notes payable, net of discount	-	-	-	4,774	-		4,774
Notes payable, related parties, net of current maturities	2,802	(2,802)	-	-	-		-
Total liabilities	6,206	(5,996)	210	22,691	-		22,901

Commitments and contingencies

Redeemable convertible preferred stock	2,750	-	2,750	3,393	(6,143)	D	-

Stockholders' equity

Convertible preferred stock	-	-	-	-	34,948	E	34,948
Common stock	15	-	15	1	47	F	63
Additional paid-in capital	56,318	(55,853)	465	12,500	8,496	G	21,461
Treasury Stock	(1,497)	1,497	-	-	-		-
Deficit accumulated	(50,592)	50,592	-	(10,157)	(29,242)	H	(39,399)
Total stockholders' equity	4,244	(3,764)	480	2,344	14,249		17,073
Noncontrolling interest	706	(706)	-	-	-		-
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$13,906	$(10,466)	$3,440	$28,428	$8,106		$39,974

Pro Forma Condensed Combined Statement of Operations (Unaudited)

Three Months Ended March 31, 2014

(amounts in thousands except per share amounts)

	eOn Three Months Ended 04/30/2014 Historical	Transition Agreement Transactions	eOn net of Transition Agreement Transactions	Inventergy Three Months Ended 03/31/14 Historical	Pro Forma Adjustments	Notes	Combined

Revenue
Products	$3,546	$(3,315)	$231	$-	$-		$231
Services	959	(959)	-	-	-		-
Total Revenue	4,505	(4,274)	231	-	-		231

Cost of Revenue
Products	2,723	(2,511)	212	-	-		212
Services	751	(751)	-	-	-		-
Cost of Revenue	3,474	(3,262)	212	-	-		212

Gross Margin	1,031	(1,012)	19	-	-		19

Operating Expenses
Selling, general and administrative	1,210	(928)	282	3,037	(341)	I	2,978
General and administrative	-	-	-	-	-		-
Research and development	-	-	-	-	-		-
Amortization expense	-	-	-	293	63	J	356
Other	4	(4)	-		-		-
Total operating expenses	1,214	(932)	282	3,330	(278)		3,334

Loss from operations	(183)	(80)	(263)	(3,330)	278		(3,315)

Other income (expense)
Loss on extinguishment of notes payable				(2,403)	-		(2,403)
Decrease in fair value of derivative liabilities	-	-	-	474	-		474
Interest income (expense), net	(110)	110	-	(167)	-		(167)
Impairment of investment	-	-	-	-	-		-
Total other income (expense), net	(110)	110	-	(2,096)	-		(2,096)

Loss before provision for income taxes	(293)	30	(263)	(5,426)	278		(5,411)

Provision for income taxes	(3)	3	-	-	-		-

Net income (loss) from continuing operations	(290)	27	(263)	(5,426)	278		(5,411)

DISCONTINUED OPERATIONS
Income (Loss) from discontinued operations	64	(64)	-	-	-		-

Net (loss) income	(226)	(37)	(263)	(5,426)	278		(5,411)
Net income attributable to noncontrolling interest	-	-	-	-	-		-
Net income attributable to common shareholders	$(226)	$(37)	$(263)	$(5,426)	$278		$(5,411)

Basic and diluted income (loss) per share
Continuing operations	$(0.10)		$(0.09)	$(0.36)			$(0.11)
Discontinued operations	0.02		-	-			-
Total	$(0.08)		$(0.09)	$(0.36)			$(0.11)

Weighted average shares outstanding basic and diluted	2,892		2,892	15,081		K,L	47,536

Pro Forma Condensed Combined Statement of Operations (Unaudited)

Year ended December 31, 2013

(amounts in thousands except per share amounts)

	eOn Year Ended 01/31/2014 Historical	Transition Agreement Transactions	eOn net of Transition Agreement Transactions	Inventergy Year Ended 12/31/13 Historical	Pro Forma Adjustments	Notes	Combined

Revenue
Products	$16,858	$(16,114)	$744	$-	$-		$744
Services	3,327	(3,327)	-	-	-		-
Total Revenue	20,185	(19,441)	744	-	-		744

Cost of Revenue
Products	13,208	(12,511)	697	-	-		697
Services	2,372	(2,372)	-	-	-		-
Cost of Revenue	15,580	(14,883)	697	-	-		697

Gross Margin	4,605	(4,558)	47	-	-		47

Operating Expenses
Selling, general and administrative	5,113	(3,764)	1,349	4,550	(556)	I	5,343
General and administrative	-	-	-	-	-		-
Research and development	-	-	-	-	-		-
Amortization expense	-	-	-	293	252	J	545
Other	2	(2)	-		-		-
Total operating expenses	5,115	(3,766)	1,349	4,843	(304)		5,888

Loss from operations	(510)	(792)	(1,302)	(4,843)	304		(5,841)

Other income (expense)
Decrease in fair value of derivative liabilities	-	-	-	539	-		539
Interest income (expense), net	(319)	319	-	(427)	-		(427)
Impairment of investment	(394)	394	-	-	-		-
Total other income (expense), net	(713)	713	-	112	-		112

Loss before provision for income taxes	(1,223)	(79)	(1,302)	(4,731)	304		(5,729)

Provision for income taxes	(1)	1	-	-	-		-

Net income (loss) from continuing operations	(1,222)	(80)	(1,302)	(4,731)	304		(5,729)

DISCONTINUED OPERATIONS
Income (Loss) from discontinued operations	5	(5)	-	-	-		-

Net (loss) income	(1,217)	(85)	(1,302)	(4,731)	304		(5,729)
Net income attributable to noncontrolling interest	15	(15)	-	-	-		-
Net income attributable to common shareholders	$(1,232)	$(70)	$(1,302)	$(4,731)	$304		$(5,729)

Basic and diluted loss per share	$(0.43)		$(0.45)	$(0.39)			$(0.14)

Weighted average shares outstanding basic and diluted	2,884		2,884	12,143		M, N	39,891

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

Three months ended March 31, 2014 and Year ended December 31, 2013

(Amounts in thousands except per share data)

Descriptions of the adjustments included in the unaudited pro forma balance sheet and statement of operations as of and for the three months ended March 31, 2014 and the year ended December 31, 2013 are as follows:

Note A – Adjustment to cash and cash equivalents for dividends to common stockholders of $1,650.

Note B - Excess consideration over identifiable tangible and intangible net assets, resulting in goodwill of $8,496.

Note C – Estimated fair value of contracts acquired from eOn in the Merger including contracts for the right to sell products in the eOn business acquired and royalty contracts acquired associated with eOn’s sale of certain assets to Professional Teledata in July 2013.

Note D – As further described in Note E below, reflects the cancellation of the Inventergy Series A-1 Preferred Stock and the Inventergy Series A-2 Preferred Stock and the reclassification of the eOn Series B Preferred Stock to stockholders’ equity since it is no longer redeemable after the Merger.

Note E – Gives effect to the reclassification of 2,750 shares of eOn Series B Redeemable Preferred Stock to stockholders’ equity since such shares are no longer redeemable after the Merger; to the exchange by the holders of 5,000 shares of Inventergy Series A-1 Preferred Stock for 5,000 newly issued shares of eOn Series A-1 Preferred Stock; and to the exchange by the holders of 1,177 shares of Inventergy Series A-2 Preferred Stock for 1,177 newly issued shares of eOn Series A-2 Preferred Stock. Although a full valuation of the preferred stock has not been completed, the fair value of the eOn Series A-1 Preferred Stock is estimated to be $21,700 or $4.34 per share, and the fair value of the eOn Series A-2 Preferred Stock is estimated to be $5,178, or $4.40 per share and the fair value of the eOn Series B Preferred Stock is estimated to be $8,070, or $2,935 per share. As further described in Note G, the Series B Preferred Stock includes a beneficial conversion feature which has been recorded as an increase to additional paid in capital. Under the terms of the eOn Series A Preferred Stock, after the Merger, the holders of the eOn Series A Preferred Stock do not have the right to require redemption of the eOn Series A Preferred Stock. For a complete description of the rights, preferences, privileges and restrictions of the preferred stock, see “Description of Securities.”

Note F – Increase to common stock of $182 to reflect the par value of 36,482 shares of eOn common stock issued, offset by a reduction of $135 to reflect a reduction in the par value per share from $0.005 to $0.001.

Note G – Reflects an increase of $9,756 for the estimated fair value at the acquisition of eOn common stock based on the eOn common stock closing price of $3.54 per share on May 28, 2014. The eOn Series B Preferred Stock has a conversion price of $1.07 per share, which was below the closing stock price of $1.24 per share on the date of the closing, when the conversion option became effective, resulting in an intrinsic value of $0.17 per share which has been recorded as a beneficial conversion feature resulting in an increase of $437 in additional paid in capital. These were offset by a decrease of $1,650 for dividends to eOn common stockholders and a decrease of $47 from the change in par value of common stock outstanding.

Note H – As further described in Note E above, reflects the excess of the estimated fair value of eOn Preferred Stock of $34,948 over the carrying value of Inventergy Series A Preferred Stock cancelled of $3,393 and the carrying value of eOn Series B Preferred Stock of $2,750, plus the fair value of the beneficial conversion feature of $437.

Note I – To eliminate the transaction costs of $341 and $556 for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, which include fees such as legal and accounting, valuation, administrative and other fees as these are not ongoing expenses for the combined company. The board of directors of each company considered the estimated transaction costs in their evaluation of the Merger and related transactions.

Note J – Amortization of acquired contracts (see Note C above) over their estimated 60 month expected life.

Note K – Inventergy Series A Preferred Stock and the eOn Series A Preferred Stock participate in common stock dividends on an as converted to common stock basis. Inventergy weighted average shares outstanding of 15,081 includes 8,904 weighted average shares of common stock outstanding and Inventergy Series A Preferred Stock of 6,177 as if converted to 6,177 shares of common stock.

Note L - Combined weighted average shares outstanding of 47,536 includes 2,891 weighted average shares of eOn common stock, 13,201 weighted average shares of Inventergy common stock as converted to 24,607 shares of eOn common stock as a result of the Merger, and 6,179 shares of eOn Series A Preferred Stock and Series B Preferred Stock as if converted to 20,038 shares of eOn common stock. Potentially dilutive common stock equivalents are not included in the calculation of diluted net loss per share as the effect would be antidilutive.

Note M – Inventergy Series A Preferred Stock and the eOn Series A Preferred Stock participate in common stock dividends on an as converted to common stock basis. Inventergy weighted average shares outstanding of 12,143 includes 5,966 weighted average shares of common stock outstanding and Inventergy Series A Preferred Stock of 6,177 as if converted to 6,177 shares of common stock.

Note N - Combined weighted average shares outstanding of 39,891 includes 2,891 weighted average shares of eOn common stock, 5,965 weighted average shares of Inventergy common stock as converted to 16,962 shares of eOn common stock as a result of the Merger, and 6,179 shares of eOn Series A Preferred Stock and Series B Preferred Stock as if converted to 20,038 shares of eOn common stock. Potentially dilutive common stock equivalents are not included in the calculation of diluted net loss per share as the effect would be antidilutive.